Exhibit 10.8

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SECURITIES

OF

ADVANCED CELL TECHNOLOGY, INC., A NEVADA CORPORATION
FORMERLY KNOWN AS A.C.T. HOLDINGS, INC. or Successor

This certifies that                           , or his assigns (the “Holder”), for value received, is entitled to purchase from Advanced Cell Technology, Inc., a Nevada corporation formerly known as A.C.T. HOLDINGS, Inc., a Nevada corporation, or its Successor, as defined herein (the “Company”), having a place of business at 381 Plantation Street, Biotech V, Worcester, Massachusetts 01605,                                             (          ) fully paid and nonassessable shares of common stock of the Company (“Common Stock”) or Preferred Stock (as defined below), or Equity Units (as defined below) as applicable, for the Warrant Purchase Price (as defined below).  For purposes of this Warrant, the term “Preferred Stock” shall mean any shares of preferred stock issued by the Company during the term of this Warrant.  The term “Equity Unit “ shall include Common Stock or Preferred Stock, either alone or issued, offered or sold together as an integrated investment unit with any warrants or similar non-debt securities convertible or exchangeable, directly or indirectly into Common Stock or Preferred Stock.

For purposes of this Warrant, in the event this Warrant is being exercised for shares of Common Stock, the Warrant Purchase Price per share shall be equal to Two and 20/100 Dollars ($2.20).  In the event this Warrant is being exercised for shares of Preferred Stock or Equity Units, the Warrant Purchase Price for such securities shall be equal to the Warrant Purchase Price for Common Stock (as the same may be adjusted) times a multiple equal to the number of common shares into which one Preferred Share or Equity Unit may be converted in accordance with its terms.  In either case, the Warrant Purchase Price shall be automatically adjusted to each lesser amount, from time to time, as provided in Section 3 hereof.  For example, and solely for the purposes of illustrating the foregoing calculation, in the event a share of Preferred Stock that is convertible into two shares of Common Stock is sold by the Company for $4.00, and the Warrant Purchase Price per share of Common Stock immediately prior to the sale equaled $2.20, then the new Warrant Purchase Price per share of Common Stock would equal $2.00  per share and the new Warrant Purchase Price of Preferred Stock would equal $4.00 per share.

If, at any time (and on each time) between May 1, 2005 and January 15, 2009 (the “Pricing Period”), after the exercise of any or all of the Warrants hereunder, the Company issues any Equity Units other than Excluded Units (as defined below), and the effective per share purchase price of Common Stock represented by such Equity Units (the

“Effective Price”) being issued is lower than the Warrant Purchase Price paid in connection with such prior exercise, then the Company shall issue to the Holder sufficient additional Equity Units (of the same security(ies) that was (were) previously issued to the Holder upon the previous exercise of the Warrant) such that the total number of Equity Units issued to the Holder equals the number determined by multiplying                          by a fraction, the numerator of which is $2.20 and the denominator of which is the Effective Price, as the same may be amended.

This Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific Standard Time) on January 15, 2009 (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed, and the payment (i) in cash or by check, or (ii) conversion of outstanding amounts of principal and interest under the promissory note of the Company in favor of the Holder dated September 14, 2005 in the original principal amount of $            , of the aggregate purchase price for the number of Equity Units for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Warrant Purchase Price and the number of Equity Units purchasable hereunder are subject to further adjustment as provided in Section 3 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.                                       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

1.1                                 General.  This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock and/or Preferred Stock and/or Equity Units which may be purchased hereunder.  The Company agrees that the shares of Common Stock and/or Preferred Stock and/or Equity Units purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Equity Units as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription (in the form attached hereto) delivered and payment made for such Equity Units.  Certificates for the shares of Common Stock or Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all the Equity Units which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Equity Units purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time.  Each stock certificate or other evidence of Equity Unit so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder.

1.2                                 Net Issue Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock or

Preferred Stock is greater than the Warrant Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock or Preferred Stock, as applicable, computed using the following formula:

X = Y (A-B)/A

where

X =                             the number of shares of Stock to be issued to the Holder

Y =                               the number of shares of Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =                             the fair market value of one share of the Company’s Stock (at the date of such calculation)

B =                              Warrant Purchase Price (as adjusted to the date of such calculation).

For purposes of the above calculation, in the event that this formula is applied to the non-publicly traded shares or Equity Units or instruments of the Company or a successor, as defined below, the fair market value of each such share and security of which an Equity Unit is comprised shall be determined by the Company’s Board of Directors in good faith; provided, that the Holders may appeal any such determination to an Arbitrator as provided for herein.  Provided further, that in the event that this formula is applied to the publicly-traded securities of the Company or a Successor, as defined below, the greater of the volume-weighted trading price on public markets, as published by Bloomberg or its successor organization, or the average of the opening and closing public market prices on the ten trading days preceding the date of exercise shall be the fair market value.

Holder shall have the right to convert on a cashless exchange basis to Equity Units on the same terms as Holder can convert to Common Stock or Preferred Stock under this Section.

2.                                       SHARES TO BE FULLY PAID; RESERVATION OF SHARES.  The Company covenants and agrees that all shares of Common Stock and Preferred Stock and any other securities that are components of Equity Units which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock and Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant, as provided for by relevant accounting rules and statutes, and as adjusted to an amount, from time to time, as provided for herein.  The Company will not take any action which would result in any adjustment of the Warrant Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock and Preferred Stock (as applicable) issuable after such action upon the conversion of all such shares of Common Stock and Preferred Stock (as applicable), together with all shares of Common Stock and Preferred Stock (as applicable) then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock and Preferred Stock (as applicable) then authorized by the Company’s Articles of Incorporation, provided, however that the Company will use its best efforts to promptly cause a special meeting of its directors and its then stockholders to be duly called to approve an amendment to its Articles of Incorporation increasing the number of shares of stock necessary to fulfill its obligations hereunder.

3.                                       ADJUSTMENT OF WARRANT PURCHASE PRICE AND NUMBER OF SHARES.  The Warrant Purchase Price shall be subject to decrease and the number of shares purchasable upon the exercise of this Warrant shall be subject to increase from time to time upon the occurrence of certain events and/or price determinations described in this Section 3.  Upon each decrease of the Warrant Purchase Price per share of Common Stock, if any, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such adjustment, the number of Equity Units obtained by multiplying the Warrant Purchase Price per share of Common Stock in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Purchase Price per share of Common Stock resulting from such adjustment.

3.1                                 Issues of Equity Securities. If and whenever during the Pricing Period, the Company shall issue or agree to issue any Equity Units or other securities, other than Excluded Units (as defined below), for a consideration per share or providing for a conversion or an exercise price per share which is less than the Warrant Purchase Price in effect immediately prior to such issue, the Warrant Purchase Price shall be reduced to the per- share price applicable to such issuance. The fair market value of each such share and security of which an Equity Unit is comprised shall be determined by the Company’s Board of Directors in good faith; provided, that the Holders may appeal any such determination to an Arbitrator as provided for herein.  Each such adjustment of the Warrant Purchase Price shall be calculated to the nearest one tenth of a cent. For the purposes of this Subparagraph, the following clauses shall also be applicable:

(1)                                  Convertible Securities, Options, and Rights. If the Company shall issue any stock, security, obligation, option, or other right which directly or indirectly may be converted, exchanged, or satisfied in shares of Common Stock, the maximum total number of shares of Common Stock issuable upon exercise of such rights shall thereupon be deemed to have been issued and to be outstanding, and the consideration received by the Company therefor shall be deemed to include the sum of the consideration received for the issue of such rights and the minimum additional consideration payable upon the exercise of such rights. No further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such right.  If the provisions of any such rights with respect to purchase price or shares purchasable shall change or expire, any adjustment previously made hereunder for such rights shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration, but only to the extent that Holder suffers no detriment thereby.

(2)                                  For purposes of this Agreement, the term “Excluded Units” shall mean shares of Common Stock or options therefore issued to, exercised or purchased by directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board of Directors and issued pursuant to the Company’s 2004 Stock Option Plans and 2005 Stock Incentive Plans or any other such option plan approved by vote of a majority of the independent members of the Board of Directors of the Company.

3.2                                 Subdivision or Combination of Stock.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Purchase Price in effect immediately prior to such combination shall be proportionately increased in each case so as to maintain the pre-subdivision or pre-combination value of this Warrant.

3.3                                 Reorganization, Reclassification, Consolidation, Merger or Sale.  If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any share exchange, conversion, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company will not effect any such Organic Change unless the corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

3.4                                 Certain Events.  If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of and class of shares available under the Warrant, the Warrant Purchase Price or the application of such provisions, so as to protect such purchase rights aforesaid.  The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Warrant Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

3.5                                 Notices of Change.

(a)                                  Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Warrant Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b)                                 The Company shall give written notice to the Holder at least fifteen (15) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

(c)                                  The Company shall also give written notice to the Holder at least 30 business days prior to the date on which an Organic Change shall take place; provided, however, no such notice is required in the event the Organic Change involves a merger or consolidation effected for the primary purpose of changing the State of organization of the Company.

3.6                                 Certain specific events.

Notwithstanding anything above to the contrary, the Warrant Purchase Price shall automatically be adjusted to each lesser amount, from time to time to the lowest price per share issued in connection with a conversion, implicitly or explicitly, to any A.C.T. Group, Inc. note holder, for the conversion of its notes into the equity of the Company or equity plus warrants (“Note Conversion”), whenever such conversion occurs during the Pricing Period.

4.                                       ISSUE TAX.  The issuance of certificates for securities that are components of Equity Units, including, but not limited to shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5.                                       CLOSING OF THE BOOKS.  The Company will at no time close its transfer books against the transfer of any securities that are components of Equity Units, including, but not limited to warrants or any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

6.                                       NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company; provided, however that the Holder shall be entitled to receive notice of any and all shareholder meetings and shall have the right to attend and observe the same.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.  No provisions hereof and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

7.                                       WARRANTS NON-TRANSFERABLE. Without the prior written consent of the Company, this Warrant and all rights hereunder (except for the rights under the Units issued to Holder in connection with the exercise of this Warrant) may not be transferred, in whole or in part, unless the proposed transferee is an Affiliate of the Holder, as such term is defined in the Securities Act of 1933, as amended.  The Holder may transfer this Warrant upon his death to his heirs, devisees, executors, administrators and assigns.

8.                                       RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT.  The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

9.                                       MODIFICATIONS AND WAIVER.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10.                                 REGISTRATION RIGHTS. Subject to any requirements, conditions or restrictions imposed upon the Company in any financing consisting of the Senior

Indebtedness (as such term is defined in the promissory note dated the date hereof of the Company in favor of the Holder in the original principal amount of                ), the Company will use its best efforts to offer “piggyback” registration rights with respect to the shares underlying this Warrant.

11.                                 NOTICES.  Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other. The Holder’s address at the date hereof is:

12.                                 BINDING EFFECT ON SUCCESSORS.  This Warrant shall be binding upon any corporation succeeding the Company by share exchange, conversion, merger, consolidation or acquisition of all or substantially all of the Company’s assets (a “Successor”).  All of the obligations of the Company relating to the securities that are components of Equity Units, including, but not limited to Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant.  All of the covenants and agreement of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

13.                                 DESCRIPTIVE HEADINGS AND GOVERNING LAW.  The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

14.                                 LOST WARRANTS.  The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

15.                                 AMBIGUITY.  No ambiguity shall be ascribed to either party by virtue of its having drafted any portion of this agreement.

16.                                 ARBITRATION.  This Warrant and any determination of fair market value made by the Company’s Board of Directors may, at the option of the Holder, be enforced via an expedited binding arbitration under the auspices of the Judicial

Arbitration Mediation Services (JAMS), under the JAMS streamlined arbitration rules and procedures, which judgment shall be final, non-appealable (except in cases of manifest arbitrator impropriety) and enforceable in any court of competent jurisdiction.

17.                                 REMEDIES.  The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed under seal by its officer, thereunto duly authorized as of this 14th day of September, 2005.

ADVANCED CELL TECHNOLOGY, INC., A NEVADA CORPORATION FORMERLY KNOWN AS A.C.T. HOLDINGS, INC.,

By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Its Chief Executive Officer

By:	/s/ James Stewart
Treasurer

ATTEST:

/s/ Jonathon Atzen
Secretary